SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                  May 30, 2003
                Date of Report (Date of earliest event reported):




                         Tradequest International, Inc.
             (Exact name of registrant as specified in its charter)




         Mississippi                      0-3296               64-0440887
(State or other jurisdiction     (Commission File Number)     (IRS Employer
      of incorporation)                                     Identification No.)


                4938 Hidden Cove Drive
                  Taylorsville, Utah                    84124
      (Address of principal executive offices)        (Zip Code)

       Registrant's telephone number, including area code: (801) 560-3817


                              8644 South 1300 East
                                Sandy, Utah 84094
         (Former name or former address, if changed since last report.)




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Item 4.  Changes in Registrant's Certifying Accountant.
------------------------------------------------------

Effective May 30, 2003, Miller & McCollom was dismissed as independent auditors of Tradequest International Inc. (formerly Ethika Corp.) Effective as of May 30, 2003, the accounting firm of HJ & Associates L.L.C. was engaged by the Company to serve as the principal accountants to audit the Company's financial statements.

The reports of December 31,2000 on the Company's financial statements for either of the past two fiscal years did not contain an adverse opinion nor a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31,2000 and December 31,1999, and the period prior to their dismissal, there were no disagreements on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the satisfaction of Miller & McCollom which would have caused Miller & McCollom to make references to such matter in their report.

The Company has requested that Miller & McCollom furnish it a letter addressed to the Commission stating whether it agrees with the statements set forth above in this Item 4. A copy of such letter, dated May 30, 2003 is filed herewith as
Exhibit 16 to this Form 8-K.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          /s/ Peter W. Johnson
                                          ----------------------------
                                          By: Peter W. Johnson
                                          Tradequest International,Inc.


Dated: May 30, 2003


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                                  EXHIBIT INDEX



Name of Exhibit
---------------


16 Letter from Miller & McCollom regarding the change in certifying accountant.







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